UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01	Other Events

On October 2, 2019, Santander Holdings USA, Inc. (“SHUSA”) announced the expiration and expiration date results of its previously announced cash tender offers to purchase (collectively, the “cash offers”) any and all of its outstanding 4.450% Senior Notes due 2021 and 3.700% Senior Notes due 2022 (collectively, the “Old Notes”) and its previously announced offers to exchange (collectively, the “exchange offers,” and together with the cash offers, the “offers”) Old Notes for newly issued 3.244% Senior Notes Due 2026 (the “New Notes”).

On October 4, 2019 (the “Issue Date”), SHUSA consummated the offers. In connection with the exchange offers, SHUSA issued $948,853,000 aggregate principal amount of New Notes pursuant to the Senior Debt Indenture, dated as of April 19, 2011 (the “Base Indenture”), by and between SHUSA and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Eighth Supplemental Indenture, dated as of March 1, 2017 (the “Eighth Supplemental Indenture”) and as supplemented by the Twenty-Third Supplemental Indenture, dated as of October 4, 2019 (the “Twenty-Third Supplemental Indenture” and, together with the Base Indenture and the Eight Supplemental Indenture, the “Indenture”), in each case between SHUSA and the Trustee. The New Notes were offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The New Notes are SHUSA’s senior unsecured debt obligations and will rank equally with all of SHUSA’s existing unsecured and unsubordinated obligations. Under the terms of the Twenty-Third Supplemental Indenture, the New Notes will mature on October 5, 2026 and will accrue interest at a rate equal to 3.244% per annum on the principal amount from the Issue Date, with such interest payable semi-annually in arrears on April 5 and October 5 each year, beginning on April 5, 2020.

The Indenture contains customary covenants (including covenants limiting SHUSA’s ability to create certain liens, enter into certain transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to, another person) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods).

The foregoing descriptions of the Base Indenture, the Eighth Supplemental Indenture and the Twenty-Third Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture, the Eighth Supplemental Indenture and the Twenty-Third Supplemental Indenture, respectively, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated by reference herein.

Furnished as Exhibits 99.1 and 99.2, and incorporated herein by reference, are copies of the press release announcing the expiration and expiration date results of the offers and the press release announcing the consummation of the offers, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Senior Debt Indenture, dated as of April 19, 2011, by and between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Santander Holdings USA, Inc.’s Current Report on Form 8-K filed on April 19, 2011)

4.2	Eighth Supplemental Indenture, dated as of March 1, 2017, by and between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K filed on March 1, 2017)

4.3	Twenty-Third Supplemental Indenture, dated as of October 4, 2019, by and between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee

99.1	Press Release dated October 2, 2019

99.2	Press Release dated October 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Deputy General Counsel and
Executive Vice President

Dated: October 4, 2019